SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811-2699
SERIES NO.: 22

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                             131
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                              64
       Class C                                              56
       Class R                                              38
       Institutional Class                                   5

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $8.72
     2 Net asset value per share of a second class of open-end company shares (to nearest cent)
       Class B                                           $8.67
       Class C                                           $8.67
       Class R                                           $8.70
       Institutional Class                               $8.75